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                                                                  EX-99.B1(h)




                            KEMPER INVESTORS FUND

                       WRITTEN INSTRUMENT AMENDING THE
                     AGREEMENT AND DECLARATION OF TRUST
                     ----------------------------------


     The undersigned, being a majority of the trustees of Kemper Investors Fund (the "Trust"), a business trust organized pursuant to an Agreement and Declaration of Trust dated January 22, 1987, as amended (the "Declaration of Trust"), pursuant to Section 1 of
     Article I and Section 4 of Article IX of the Declaration of Trust, do hereby change the name of the Trust to "Investors Fund Series." This instrument shall constitute an amendment to the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned have this 1st day of May, 1997, signed these presents.




                                         /s/ Stephen B. Timbers
                                         ------------------------------
                                         Stephen B. Timbers, Trustee
                                         210 South Green Bay Road
                                         Lake Forest, Illinois  60045

                                         (signatures continue)


     The address of the Trust is:
     c/oZurich Kemper Investments, Inc.
          222 S. Riverside Plaza
          Chicago, IL  60606











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                                     /s/ James E. Akins
                                     ------------------------------
                                     James E. Akins, Trustee
                                     2904 Garfield Terrace, N.W.
                                     Washington, DC  20008-3507

                                     /s/ Arthur R. Gottschalk
                                     ------------------------------
                                     Arthur R. Gottschalk, Trustee
                                     10642 Brookridge Drive
                                     Frankfort, Illinois  60423

                                     /s/ Frederick T. Kelsey
                                     ------------------------------
                                     Frederick T. Kelsey, Trustee
                                     3133 Laughing Gull Court
                                     Johns Island, South Carolina  29455

                                     /s/ Dominique P. Morax
                                     ------------------------------
                                     Dominique P. Morax, Trustee
                                     Vordere Dorfstrasse 13
                                     8803 Ruschlikon
                                     Switzerland

                                     /s/ Fred B. Renwick
                                     ------------------------------
                                     Fred B. Renwick, Trustee
                                     3 Hanover Square
                                     New York, New York  10004

                                     ------------------------------
                                     Stephen B. Timbers, Trustee
                                     210 South Green Bay Road
                                     Lake Forest, Illinois  60045

                                     /s/ John B. Tingleff
                                     ------------------------------
                                     John B. Tingleff, Trustee
                                     2015 South Lake Shore Drive
                                     Harbor Springs, Michigan  49740

                                     /s/ John G. Weithers
                                     ------------------------------
                                     John G. Weithers, Trustee
                                     311 Springlake
                                     Hinsdale, Illinois  60521